                                                                    EXHIBIT 11.1

                                SoloPoint Inc.
                      Weighted Average Shares Computation
                                 June 30, 1996

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
                                                         Three months ended June 30,      Six months ended June 30,
                                                         ---------------------------      -------------------------
                                                             1996          1995               1996        1995
                                                         ---------------------------      -------------------------
                                                                (Unaudited)                      (Unaudited)
Weighted average common shares outstanding..........       358,707         414,670            374,553       414,670

Common equivalent shares from stock options,
  warrants, and Series A-B and A-7
  preferred stock granted or issued
  during the twelve-month period (1)................     1,050,185       1,050,185          1,050,185     1,050,185

Additional stock options granted during the period
  June 15, 1996 through June 30, 1996, assuming
  use of the treasury stock method                          37,610                            37,610
                                                         ---------       ---------         ---------     ---------
                                                         1,446,502       1,464,855         1,462,348     1,464,855
                                                         =========       =========         =========     =========

Convertible preferred stock, as if converted........       510,585                           510,585
                                                         ---------                         ---------
Pro forma...........................................     1,957,087                         1,972,933
                                                         =========                         =========

(1) Calculated as follows:
    Series A-6 and A-7 convertible preferred
      stock issued during the period June 15,
      1995 through June 14, 1996....................       642,853
    Issuance of common stock during the period
      June 15, 1995 through June 14, 1996...........       362,062
    Options granted during the period June 15,
      1995 through June 14, 1996....................        50,300
                                                         ---------
                                                         1,055,215

    Shares assumed repurchased under the
      treasury stock method.........................        (5,030)
                                                         ---------
                                                         1,050,185
                                                         =========
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